Exhibit 99.1

Peregrine Investor Relations
Frank Hawkins and Julie Marshall
Hawk Associates, Inc.
(800) 987-8256 or
info@hawkassociates.com

Media Inquiries
Lorie Fiber
Edelman
(323) 202.1046
lorie.fiber@edelman.com

FOR IMMEDIATE RELEASE

PEREGRINE ANNOUNCES SECOND
QUARTER FINANCIAL RESULTS

Tustin, CA -- December 10, 2004 - Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM) today announced financial results for the second quarter ended October 31, 2004. The company reported a net loss of $3,638,000 or $0.03 per share, basic and diluted, for the quarter ended October 31, 2004. This compares to a net loss of $2,915,000 or $0.02 per share, basic and diluted, for the same period last year. The increase in the net loss for the second quarter of fiscal year 2005 was primarily due to an increase in research and development expenses of $1,029,000 associated with the planned Phase I clinical trial using Tarvacin™ and several other second generation antibodies in development under the company’s Anti-Phospholipid Therapy program for the possible treatment of cancer, viruses and other diseases.

Total revenues for the current quarter amounted to $2,183,000, an increase of 154%, compared to revenues of $858,000 for the comparable quarter last year. The total revenue figure was boosted by an increase in contract manufacturing revenue generated by Avid Bioservices, Inc., the company’s wholly owned subsidiary, engaged in providing contract manufacturing and development of biologics to support Phase I through Phase III clinical trials.

“We are pleased with the our current quarter revenues and we expect to continue generating contract manufacturing revenues as our increased manufacturing capacity comes online and additional ongoing projects are completed,” said Steven King, Peregrine’s president and CEO. “We achieved several important milestones this quarter as we advanced the development of potentially important therapeutics for cancer and viral diseases. The most important product development milestones achieved this quarter were submitting the Investigational New Drug (IND) application for Tarvacin, entering into a collaboration with the New Approaches to Brain Tumor Therapy (NABTT) consortium to initiate the Cotara® product registration trial, and completing enrollment in the Cotara Phase I colorectal cancer clinical trial at Stanford University Medical Center. These were significant steps forward as we continue to develop an exciting product pipeline.”

As of the quarter ended October 31, 2004, the company had $10,325,000 in cash and cash equivalents, compared to $14,884,000 at fiscal year end April 30, 2004.

Highlights of Second Quarter of Fiscal Year 2005

• Submitted Investigational New Drug (IND) application to the FDA for Tarvacin
- Company continues discussions with FDA regarding IND filing and plans to submit a revised clinical protocol in the near term

• Entered into collaboration with New Approaches to Brain Tumor Therapy (NABTT) Consortium to initiate the first part of the product registration trial for patients with recurrent glioblastoma multiforme, a deadly form of brain cancer
- Patient enrollment to begin following final approval of the protocol by the National Cancer Institute

• Completed patient enrollment for the Cotara Phase I clinical study for the treatment of colorectal cancer
- Company is working closely with scientific advisors to design Phase II clinical studies using Cotara for other solid tumor indications

• Completed humanization of the 3G4 antibody, the parent antibody of Tarvacin, with AERES Biomedical Ltd.
- The humanized antibody is being developed as a future generation antibody for the possible treatment of cancer, viruses and other diseases

• Increased manufacturing capacity at Avid Bioservices through the addition of a 1,000-liter bioreactor
- Bioreactor to be operational in early calendar year 2005

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals is a biopharmaceutical company primarily engaged in the research, development, manufacture and commercialization of products for the treatment and diagnosis of cancer and other diseases through a series of proprietary platform technologies. The company is primarily focused on discovering and developing products that affect blood vessels and blood flow in cancer and other diseases. Peregrine's vascular research programs fall under several different proprietary platforms, including Anti-Phospholipid Therapy (APT), Vascular Targeting Agents (VTAs), Anti-Angiogenesis and Vasopermeation Enhancement Agents (VEAs). The company is working closely with the U.S. Food and Drug Administration (FDA) to initiate its first clinical trial under its APT program using Tarvacin. Tarvacin is an antibody that binds to the phospholipid, phosphatidylserine, a target on tumor blood vessels, to inhibit tumor growth and development.

Peregrine's most clinically advanced therapeutic program is known as Tumor Necrosis Therapy (TNT) and targets dead or dying tumor cells that are common to the majority of different tumor types. The company is developing a radioactive TNT agent that it has trademarked Cotara® for the treatment of cancer. The company is working with the New Approaches to Brain Tumor Therapy (NABTT) consortium to initiate the first part of Peregrine's U.S. FDA-approved product registration trial using Cotara to treat patients with brain cancer. Peregrine has also completed enrollment in a Phase I Cotara clinical trial for the treatment of colorectal carcinoma at Stanford University Medical Center and is working closely with scientific advisors to design Phase II studies using Cotara for other solid tumor indications. In addition, a TNT-based agent similar to Cotara was developed under a licensing agreement in China and has received marketing approval for the treatment of advanced lung cancer.

The company's wholly owned subsidiary, Avid Bioservices, Inc. (http://www.avidbio.com), develops and manufactures monoclonal antibodies and recombinant proteins to support Phase I through Phase III clinical trials for biotechnology companies, including Peregrine.

Copies of Peregrine press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.peregrineinc.com.

Safe Harbor Statement: This release may contain certain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information presented herein, matters discussed in this release contain certain forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us, or any other person, that the objectives or plans will be achieved. The words "may," "should," "plans," "believe," "anticipate," "estimate," "expect," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements, including, but not limited to, risk factors discussed in Peregrine's report on Form 10-K for the year ended April 30, 2004 and subsequent quarterly reports on Form 10-Q. Peregrine disclaims any obligation and does not undertake to update or revise the forward-looking statements discussed in this press release.

Condensed Consolidated Statements of Operations and Balance Sheets to follow.

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	October 31, 2004	October 31, 2003	October 31, 2004	October 31, 2003
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$2,164,000	$839,000	$2,649,000	$1,192,000
License revenue	19,000	19,000	38,000	38,000
Total revenues	2,183,000	858,000	2,687,000	1,230,000

COST AND EXPENSES:
Cost of contract manufacturing	1,544,000	666,000	1,992,000	984,000
Research and development	3,004,000	1,975,000	5,574,000	3,847,000
Selling, general and administrative	1,337,000	1,109,000	2,304,000	2,128,000

Total cost and expenses	5,885,000	3,750,000	9,870,000	6,959,000

LOSS FROM OPERATIONS	(3,702,000)	(2,892,000)	(7,183,000)	(5,729,000)

OTHER INCOME (EXPENSE):
Interest and other income	64,000	64,000	132,000	149,000
Interest and other expense	-	(87,000)	-	(1,446,000)

NET LOSS	$(3,638,000)	$(2,915,000)	$(7,051,000)	$(7,026,000)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	141,545,829	133,873,106	141,429,201	129,303,349

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.02)	$(0.05)	$(0.05)

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2004	APRIL 30, 2004
	Unaudited	(1)
ASSETS
Cash and cash equivalents	$10,325,000	$14,884,000
Trade and other receivables, net	781,000	1,520,000
Inventories	1,857,000	1,240,000
Prepaid expenses and other current assets	102,000	240,000
Property, net	921,000	873,000
Other assets, net	579,000	380,000

TOTAL ASSETS	$14,565,000	$19,137,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,684,000	$1,331,000
Accrued legal and accounting fees	563,000	407,000
Accrued royalties and license fees	268,000	149,000
Accrued payroll and related costs	586,000	503,000
Other current liabilities	296,000	339,000
Deferred revenue	1,687,000	1,524,000
Deferred license revenue	88,000	125,000
Stockholders' equity, net	9,393,000	14,759,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,565,000	$19,137,000

(1)	Derived from the April 30, 2004 audited financial statements. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended April 30, 2004, as filed with the Security and Exchange Commission on July 14, 2004.